Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:

Investor Inquiries	Media Inquiries
Jeff Wakely	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
jwakely@techtarget.com	mbarsam@techtarget.com
TechTarget Reports First Quarter 2011 Financial Results
Company reports Online Revenue up 10%; Adjusted EBITDA up 50%
Company Increases 2011 Guidance
Newton, MA — May 9, 2011 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended March 31, 2011.
“We are seeing very good momentum,” said Greg Strakosch, CEO of TechTarget. “The midpoint of our Q2 online revenue guidance calls for an 18% increase. Therefore, we are comfortable raising our 2011 guidance for online revenue growth to 15% from 14%, raising our event revenue forecast to 5% from a flat annual growth and increasing our adjusted EBITDA growth rate to 37% from 33%.”
Total Q1 2011 revenues increased 7% to $22.6 million compared to Q1 2010. Q1 2011 online revenue increased by 10% to $20.4 million compared to Q1 2010. Online revenues represented 90% of total Q1 2011 revenues. Q1 2011 events revenue decreased by 12% to $2.2 million compared to Q1 2010 and represented 10% of total Q1 2011 revenues.
Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation expense) for Q1 2011 increased 50% to $3.7 million compared to $2.5 million for Q1 2010.
Total gross profit margin decreased for Q1 2011 to 71%, compared to 72% for Q1 2010. Online gross profit margin decreased for Q1 2011 to 72%, compared to 73% for Q1 2010. Events gross profit margin decreased for Q1 2011 to 60%, compared to 62% for Q1 2010.
Net loss was $75,000 for Q1 2011 compared to a net loss of $2.3 million in Q1 2010. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense, and the related income tax impact of these charges) for Q1 2011 was $1.7 million compared to $1.0 million for Q1 2010. Net loss per basic share for Q1 2011 was $0.00 compared to a net loss per basic share of $0.06 for Q1 2010. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q1 2011 was $0.04 compared to $0.02 for Q1 2010.
The Company’s balance sheet and financial position remain strong. As of March 31, 2011, the Company’s cash, cash equivalents and investments totaled $50.5 million, working capital is $58.6 million, and the Company has no outstanding bank debt.

Recent Company Highlights
•	Completed acquisition of websites, product offerings, and events associated with Computer Weekly® and its sister channel-targeted brand, MicroScope™, from Reed Business Information Limited. Since its founding in 1966, Computer Weekly has been the leading choice for UK Managers, Directors and CIOs monitoring the technology landscape, and for the advertisers looking to reach them.

•	Named by BtoB Magazine as one of the Top 50 Most Powerful BtoB Advertising Venues for the 11th consecutive year. Other companies on the list include Google, Facebook, LinkedIn and The Wall Street Journal.

•	Hosted hundreds of customers and prospects at The TechTarget Online ROI Summits, held in Austin, London and Paris. The events featured case studies from advertisers such as HP and Oracle, plus sessions that focused on best practices around measuring and improving ROI, lead nurturing, social media in the B2B market and the latest developments regarding TechTarget’s new and popular Activity Intelligence™ platform.

•	Launched SearchContentManagement.com™, a comprehensive, problem-solving website for technology and business-focused applications professionals tasked with leading their companies’ content management, collaboration and enterprise search efforts. The site launched with over 100,000 registered members and several top advertisers, including market leaders Google and IBM.
Financial Guidance
In the second quarter of 2011, the Company expects total revenues to be within the range of $27.7 million to $28.4 million; online revenues within the range of $24.0 million to $24.5 million; events revenues within the range of $3.7 million to $3.9  million and adjusted EBITDA to be within the range of $7.3 million to $7.9 million.
The Company is raising the annual guidance for the full year 2011 that it provided on February 17, 2011 as follows: Online revenue growth to approximately 15% from approximately 14%, event revenue growth to approximately 5% from flat, and adjusted EBITDA growth to approximately 37% from approximately 33%. Adjusted EBITDA margin is expected to remain at the February 17th guidance of approximately 25%.
Conference Call and Webcast
TechTarget will discuss these financial results in a conference call at 5:30 p.m. (Eastern Time) today (May 9, 2011). Supplemental financial information and prepared remarks for the conference call will be posted to the Investor Information section of our website simultaneously with this press release.
NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.
The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 679-8034 (US callers) or 617-213-4847 (International callers) ten minutes prior to the call and referencing participant pass code 93735806 for both domestic and international callers. Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=PQ6HFUELT. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)
For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning May 9, 2011 at 8:30 p.m. ET through June 9, 2011 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 85703272. International callers should dial 617-801-6888 and also use the pass code 85703272 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures
This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.
Forward Looking Statements
Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget
TechTarget, Inc. (www.techtarget.com) (NASDAQ: TTGT) is a leading global technology media company with more than 90 technology-specific websites, 9 million registered members, and more than 10 years of groundbreaking accomplishments. Our extensive editorial and vendor-sponsored content fulfills the needs of tech pros looking for in-depth coverage of technology topics throughout their buying process and positions us to meet the needs of technology marketers targeting qualified technology audiences. Outside of North America, TechTarget runs 23 websites and has offices in London, Mumbai and Beijing.
(C) 2011 TechTarget, Inc. All rights reserved. TechTarget, Computer Weekly and the TechTarget logo are registered trademarks of TechTarget. Microscope, SearchContentManagement and Activity Intelligence are trademarks of TechTarget. All other trademarks are the property of their respective owners.

TECHTARGET, INC.
Consolidated Statements of Operations
(in $000’s, except per share amounts)

	For the Three Months Ended
	March 31,
	2011	2010
	(Unaudited)
Revenues:
Online	$20,380	$18,561
Events	2,186	2,482

Total revenues	22,566	21,043

Cost of revenues:
Online (1)	5,606	4,942
Events (1)	877	938

Total cost of revenues	6,483	5,880

Gross profit	16,083	15,163

Operating expenses:
Selling and marketing (1)	8,631	9,411
Product development (1)	1,946	2,355
General and administrative (1)	3,799	4,347
Depreciation	641	525
Amortization of intangible assets	1,086	1,135

Total operating expenses	16,103	17,773

Operating loss	(20)	(2,610)

Interest income, net	6	107

Loss before provision for (benefit from) income taxes	(14)	(2,503)

Provision for (benefit from) income taxes	61	(163)

Net loss	$(75)	$(2,340)

Net loss per common share:
Basic and diluted	$(0.00)	$(0.06)

Weighted average common shares outstanding:
Basic and diluted	37,940	42,480

(1) Amounts included in stock-based compensation as follows:
Cost of online revenues	$70	$88
Cost of events revenues	22	26
Selling and marketing	1,158	1,929
Product development	106	161
General and administrative	644	1,225

TECHTARGET, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(in $000’s)

	For the Three Months Ended
	March 31,
	2011	2010

Net loss	$(75)	$(2,340)

Interest income, net	6	107
Provision for (benefit from) income taxes	61	(163)
Depreciation	641	525
Amortization of intangible assets	1,086	1,135

EBITDA	1,707	(950)

Stock-based compensation expense	2,000	3,429

Adjusted EBITDA	$3,707	$2,479

TECHTARGET, INC.
Reconciliation of Net Loss to Adjusted Net Income and Net Loss per Diluted Share to
Adjusted Net Income per Share
(in $000’s, except per share amounts)

	For the Three Months Ended
	March 31,
	2011	2010

Net loss	$(75)	$(2,340)

Amortization of intangible assets	1,086	1,135
Stock-based compensation expense	2,000	3,429
Impact of income taxes	1,310	1,234

Adjusted net income	$1,701	$990

Net loss per diluted share	$(0.00)	$(0.06)

Weighted average diluted shares outstanding	37,940	42,480

Adjusted net income per share	$0.04	$0.02
Adjusted weighted average diluted shares outstanding	41,034	44,573

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	3,094	2,093

Weighted average diluted shares outstanding	37,940	42,480

TECHTARGET, INC.
Financial Guidance for the Three Months Ended June 30, 2011
(in $000’s)

	For the Three Months
	Ended June 30, 2011
	Range

Revenues	$27,700	$28,400

Adjusted EBITDA	$7,300	$7,900

Depreciation, amortization and stock-based compensation	3,748	3,748
Interest and other income, net	10	10
Provision for income taxes	1,907	2,229

Net loss	$1,655	$1,933